UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INDIA ECOMMERCE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	7371	27-4592289
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5540 Fifth Avenue #18
Pittsburgh, PA 15232
(412) 450-0028
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aspen Asset Management
6623 Las Vegas Blvd South, Suite 255
Las Vegas, NV 89119
(702) 360-0652
 (Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ashish Badjatia
INDIA ECOMMERCE CORPORATION
5540 Fifth Avenue #18
Pittsburgh, PA 15232

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practical after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.001 per share	6,070,000	$0.02	$121,400	$53.73

(1)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our stockholders in a private placement memorandum. The selling stockholders may sell shares of our common stock at a fixed price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.02 has been determined as the selling price based upon the original purchase price paid by the selling stockholders of $0.02. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 14, 2011

PROSPECTUS

INDIA ECOMMERCE CORPORATION

6,070,000 Shares of Common Stock

This prospectus relates to the resale by certain selling security holders of INDIA ECOMMERCE CORPORATION of up to 6,070,000 shares of common stock held by selling security holders of INDIA ECOMMERCE CORPORATION (“Company”, “IEC” or “us”). We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling security holders will be offering our shares of common stock at a fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is December 14, 2011

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.  This prospectus will be updated as required by law.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

INDIA ECOMMERCE CORPORATION

Our Business

We were incorporated on January 19, 2011 under the laws of the State of Nevada.

We are a development stage company in the business of developing, promoting and managing a multitude of ecommerce websites for the Indian market. Our focus is to create simple, easy-to-use websites that will not deliver physical products, but rather electronic goods and services to the Indian consumer.  We will create rapid development teams that can push websites into the marketplace in a quick and efficient manner to capture first mover advantages in the burgeoning Indian ecommerce marketplace. One of our stated goals is to create websites that require minimal manpower to manage and maintain and are operationally profitable from day one.  We will also tailor websites to the various regions, languages, customs, and sensibilities throughout India, and create mobile applications for all our websites to enable quick growth. This will increase the usage of the websites and drive revenue for IEC.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction. Securities laws define a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person

India is the world’s second most populous country and is renowned for its high tech community, but still has yet to produce a dominant ecommerce company the likes of Amazon.com, Buy.com, or eBay. We feel that IEC will operate and thrive in an Indian online market that is still in its infancy.

Our websites will deliver electronic vouchers that can be redeemed for physical goods, or deliver electronic goods such as software or mobile games.  We will engage in group purchasing websites where groups will earn discounted pricing to higher priced merchandise.

Websites for IEC will be developed in our India development office by seasoned website developers and engineers.  Our India development office has the personnel, equipment and connectivity to create the websites and mobile phone applications we need to reach our intended audience.

For each of these websites, IEC will earn revenues from commissions on the sale of electronic merchandise and also earn advertising revenues from consumer page views.

To date, we have begun strategically planning our network of web properties and have begun designing and wire framing our web properties.  We will follow this up with completing and testing the development of the websites and their mobile applications for the iPhone, Blackberry and Android phones.  We are identifying unique intellectual properties we have developed which will need trademark and copyright protection.  To date, we have not created any patentable material.

We are seeking to raise capital that will allow us to ramp up our team and to complete the work that has already begun.  The biggest obstacle in completing development and launching our online properties is access to capital.

We have entered into an agreement with Aspen Asset Management for financial consulting during our process of listing on the OTCBB.  We have included the agreement as one of the exhibits to the Registration Statement in which this Prospectus is included.

We are a non-reporting company whose stock is not traded. We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus.   We are registering shares of our common stock for resale pursuant to this prospectus in order to allow the selling stockholders to sell their holdings in the public market and to begin developing a more liquid public market for our securities to be able to seek public financing and business development opportunities in the future, although we currently do not have any contracts or commitments for any public financing or business development opportunities. Our management would like a more liquid public market for our common stock to develop from shares sold by the selling stockholders.  No assurances can be given that our common stock will be approved for quotation on the on the Over-The-Counter Bulletin Board or that a more liquid public market will develop.

Our principal offices are located at 5540 Fifth Avenue #18, Pittsburgh, PA 15232, telephone (412) 450-0028.

The Offering

Common stock offered by selling stockholders	6,070,000 shares.

Shares outstanding prior to and after the offering	24,500,000 shares as of November 30, 2011.

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Summary Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

Balance Sheet	As of September 30, 2011
Total Assets	$ 13,006
Total Liabilities	$ 2,160
Stockholders’ Equity	$ 10,846
Income Statement	Period from January 19, 2011 (inception) to September 30, 2011
Revenue	$ -
Total Expenses	$ 106,290
Net Loss	$ (106,290)

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We have a short operating history and have not produced revenues.  This makes it difficult to evaluate our future prospects and increases the risk that we will not be successful.

We have a short operating history with our current business model, which involves the development, promotion and management of a multitude of ecommerce websites for the Indian market.  We have a very limited operating history for you to evaluate in assessing our future prospects.   We are still considered a development stage company.  Our operations since we entered the development stage have not produced revenues, and may not produce significant revenues in the near term, or at all, which may harm our ability to obtain additional financing and may require us to reduce or discontinue our operations.  You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving industry.  We may not be able to successfully address these risks and difficulties, which could significantly harm our business, operating results, and financial condition.

We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.

We incurred a net loss of $106,290 for the period from January 19, 2011 (inception) to September 30, 2011. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional financing our then existing stockholders may suffer substantial dilution.

As of September 30, 2011, we had cash in the approximate amount of $2,429. We currently have begun operations in design, testing and prototype development of our products, however we are currently generating no income from operations and will not until we launch our products commercially. While this amount will be sufficient to permit us to continue to develop wire frames of our websites for 4 to 6 months, we are unable to commercialize our designs without additional funding.

We will require additional financing of a minimum of $1,200,000 to implement our business plan for our product manufacturing and sale through August 31, 2013.  We may require additional financing thereafter to sustain our business operations if we are not successful in earning significant revenues once our business plan is enacted.  Even if we do receive additional financing, it may not be sufficient to sustain or expand our development operations or continue our business operations.

We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing stockholders.

Our lack of diversification will increase the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Although our current business focuses on the development of a multitude of ecommerce websites for the India market, larger companies have the ability to manage their risk by diversification. We currently lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry in which we operate, than we would if our business were more diversified, enhancing our risk profile.

Litigation brought by third parties claiming infringement of their intellectual property rights or trying to invalidate intellectual property rights owned or used by us may be costly and time consuming.

We may face lawsuits from time to time alleging that our products infringe on third-party intellectual property, and/or seeking to invalidate or limit our ability to use our intellectual property. If we become involved in litigation, we may incur substantial expense defending these claims and the proceedings may divert the attention of management, even if we prevail. An adverse determination in proceedings of this type could subject us to significant liabilities, allow our competitors to market competitive products without a license from us, prohibit us from marketing our products or require us to seek licenses from third parties that may not be available on commercially reasonable terms, if at all.

If we are unable to retain senior executives and other qualified professionals, including sales and marketing personnel, our growth may be hindered, which could negatively impact our results of operations.

Our success depends to a significant extent upon the continued services of Ashish Badjatia, our Founder, Chief Executive Officer and Director. Loss of the services of Mr. Badjatia would have a material adverse effect on our growth, revenues, and prospective business. We have not obtained key-man insurance on the life of Mr. Badjatia.  In order to successfully implement and manage our business plan, we will be dependent upon, among other things, our ability to attract, hire, train and retain qualified managerial, sales and marketing personnel.  Our results of operations could be materially and adversely affected if we are unable to attract, hire, train and retain qualified personnel.  The loss of any member of the management team could have a material adverse effect on our business, results of operations and financial condition.

We will face additional administrative costs as a public company, and we may lack sufficient capital to bear these expenses.

As a public company, we will be required to bear additional costs of compliance with the securities laws.  These include legal, accounting and other costs for the auditing of our annual financial statements and review of our quarterly financial statements by a qualified accounting firm, as well as legal expenses for securities counsel and fees related to the filing of our periodic reports with the SEC.  In addition, following completion of the Offering, we intend to register under the Securities Exchange Act of 1934 by filing Form 8-A, which will subject us to additional obligations.   There is the risk that we may have inadequate capital to pay these costs, or that payment of these costs will divert funds from payment of business expenses that will more directly benefit the business of IEC.

If we are unable to retain senior executives and other qualified professionals, including sales and marketing personnel, our growth may be hindered, which could negatively impact our results of operations.

Our success depends to a significant extent upon the continued services of Ashish Badjatia, our Founder, Chief Executive Officer and Director. Loss of the services of Mr. Badjatai would have a material adverse effect on our growth, revenues, and prospective business. We have not obtained key-man insurance on the life of Mr. Badjatia.  In order to successfully implement and manage our business plan, we will be dependent upon, among other things, our ability to attract, hire, train and retain qualified managerial, sales and marketing personnel.  Our results of operations could be materially and adversely affected if we are unable to attract, hire, train and retain qualified personnel.  The loss of any member of the management team could have a material adverse effect on our business, results of operations and financial condition

Our officers and director own a substantial interest in our voting stock and will have a significant voice in our management.

Our officers and directors, in the aggregate, beneficially own or control the votes of approximately 58.9% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to influence substantially all matters submitted to our stockholders for approval, including:

•	election of our board of directors;

•	removal of any of our directors;

•	amendment of our certificate of incorporation or bylaws; and

•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us

As a result of their ownership and positions, our director and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our director or executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Our officers and director’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Common Stock:

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board must be current in their reports under Section 13 of the Securities Exchange Act of 1934 (“Exchange Act”) in order to maintain price quotation privileges on the OTC Bulletin Board. The lack of resources to prepare and file our reports, including the inability to pay our independent registered public accounting firm, could result in our failure to remain current on our reporting requirements, which could result in our being removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.   In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

You may have difficulty trading and obtaining quotations for our common stock.

Our common stock may not be actively traded and the bid and asked prices for our Common Stock on the Over-the-Counter Bulletin Board, if a market maker successfully applies thereto, may fluctuate widely. As a result, investors may find it difficult to dispose of or to obtain accurate quotations of the price of our securities. This severely limits the liquidity of our common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting our Company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements of technological innovations or new products available to the personal protective equipment industry;

•	fluctuations in interest rates and the availability of capital in the capital markets; and

•	significant sales of our common stock, including sales by the selling stockholders in this prospectus and/or future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant.

Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on their internal controls over financial reporting in their annual reports on Form 10-K. In addition, the independent registered public accounting firm auditing our financial statements must attest to the effectiveness of our internal controls over financial reporting. The attestation requirements by our independent registered public accounting firm are not presently applicable to us but we may become subject to these requirements in the future.  If we are unable to conclude that we have effective internal controls over financial reporting or if our independent registered public accounting firm is unable to provide us with a report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. To date, we do not believe that we have obtained the necessary expertise to comply with Section 404(a) of the Sarbanes-Oxley Act of 2002 and we may not have the resources to obtain expertise or to ensure compliance.

Our common stock is not currently traded, and you may be unable to sell at or near ask prices or at all if you need to sell or liquidate a substantial number of shares at one time.

Our common stock is not currently traded, but if it should be granted a symbol and allowed to trade on the OTCBB, the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Stockholders should be aware that, according to Commission Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock from the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares of our common stock at a fixed price of $0.02 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.02 has been determined as the selling price based upon the original purchase price paid by the selling stockholders of $0.02.  We intend to apply to the OTC Bulletin Board through a market maker for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

There is currently no market for our securities.

Holders

As of November 30, 2011, we had 34 holders of our common stock.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.   We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Equity Compensation Plan Information

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this prospectus.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus.

Some of the information in this registration statement on Form S-1 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Description of Business” and elsewhere in this prospectus.

Overview

We were incorporated on January 19, 2011 in the State of Nevada, we have no subsidiaries.  We have not begun operations and we have not generated any revenue.

We are a development stage company in the business of developing, promoting and managing a network of ecommerce websites for the Indian market.  Our focus is to create rapid development teams that can push websites into the marketplace in a quick and efficient manner to capture first mover advantages in the burgeoning Indian ecommerce marketplace.  The goal is to create websites that require minimal manpower to manage and maintain, and are operationally profitable from day one.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues.  Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations.

The Company’s ability to commence operations is entirely dependent upon our ability to raise additional capital.  If we cannot raise additional capital, we will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues in the future.  If we do not produce sufficient cash flow to support its operations over the next 12 months, the Company will need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue and any investment made by an investor would be lost in its entirety.

We currently do not own any significant plant or equipment that it would seek to sell in the near future.  Management does not anticipate the need to hire employees over the next twelve (12) months.  Currently, the Company believes the services provided by its officer and director appears sufficient at this time.  The Company has not paid for any expenses on behalf of any director.

We currently have begun operations in design, testing and prototype development of our products; however we are currently generating no income from operations and will not until we launch our products commercially. We will require additional financing of a minimum of $1,200,000, to implement our business plan for our product manufacturing and sale through August 31, 2013.

Our Timeline

Over the next 20 months, IEC will continue to develop and market these websites. We shall complete the product design in the fourth quarter of 2012, beta test in the fourth quarter of 2012 and launch the commercial version of all websites by the first quarter 2013.

Step 1

•	Company website designing development
•	Wire framing
•	Brand Development
•	Market research

Time to complete:  2- 3 months

Cost: $10,000

Step 2

•	Product Design (coding)
•	Development of mobile client for iPhone/iPad, Android and Blackberry platforms

Time to complete: 3 months

Cost: $400,000

Step 3

•	Back end development of database and application programming interface (api)
•	Product Testing and Quality Assurance
•	Submission to Apple, Google and Blackberry app stores

Time to complete: 3 months

Cost: $130,000 + $50,000 = $180,000

Step 4:

•	Alpha product launch
•	Beta product launch
•	Full product launch

Time to complete: 5-8 months

Cost: $440,000

The above include employee and equipment costs to complete each step. As a company, we will need to use specialized offsite labor management systems that will cost $25,000.

General and Administrative costs to complete the above 5 steps will be $100,000. This includes rent, utilities, travel and communications costs.

Personnel Plan

IEC wants to maintain a small staff on our payroll so that we can be nimble. To accomplish this goal, we will employ "contract" employees for our initial projects and "hire" the best performing of these employees going forward. This allows us to avoid mistakes in filling up our human resource roster with underperforming employees.

We will recruit a top level advertising salesperson to our team upon receiving funding. We have begun recruitment of this person and view this as very important to our overall strategy.

Recruiting top level personnel will be aided by the company's OTCBB structure with stock option compensation tied to overall performance.

Executive cash compensation will be minimal due to their equity stakes with IEC. Key executive operations, such as Finance and Human Resources will be outsourced until a full time presence is necessary.

Assuming receipt of sufficient financing through August 31, 2013, we project the 20 month timeline for the completion dates of the various stages of our business plan to be as follows:

Business Stage	Anticipated Date of Completion

Product Design	12/28/2012
Product Development and Programming	03/31/2012
Product Testing and Quality Assurance	10/31/2012
Close of Beta Product Release	01/31/2013
Product Commercial Launch	08/31/2013

We may require additional financing thereafter to sustain our business operations if we are not successful in earning significant revenues once our business plan is enacted.

We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including our ability to initially attract investments prior to revenue generation, and thereafter our ability to grow our brand and penetrate our market.

Results of Operations

The following discussion of the financial condition and results of operations should be read in conjunction with the financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

Period from inception on January 19, 2011 to September 30, 2011:

The Company did not generate any revenue during the period from January 19, 2011 (inception) to September 30, 2011. During this development stage, the Company was primarily focused on corporate organization, the initial public offering and the research and development of our products.

Our total expenses for the period from January 19, 2011 (inception) to September 30, 2011 were $106,290 for general and administrative and depreciation expenses.  The largest components of general and administrative expense were office rent $3,946, accounting fees $8,360, consulting fees $87,625 and travel $2,233. The services for which the consulting fees were incurred were advise concerning marketing, social media and website development and technology $6,750, accounting advice concerning the Company's operations in India $875 and $80,000 paid to Aspen  Asset Management for services related to our becoming a public company.

As a result of the above, our net loss for the period from January 19, 2011 to September 30, 2011, was $106,290.

Liquidity and Capital Resources

As of September 30, 2011 we had current assets of $2,665, current liabilities of $2,160 and working capital of $505.  We will require additional financing of a minimum of $1,200,000, to implement our business plan for our product manufacturing and sale through August 31, 2013. We may require additional financing thereafter to sustain our business operations if we are not successful in earning significant revenues once our business plan is enacted.

Budget

Startup Costs

IEC has modest operational start up costs. The bulk of the total start up costs will be derived from the development and marketing of our websites. We anticipate getting an office space in Pittsburgh 5-6 months after fundraising is complete. Aside from this, a purchase of a basic computer and software will be needed in the US. Costs in India will include setting up payment systems, communications, and sending latest mobile technology (iPad, iPhone, Android phones/tablets, etc.).

The following is a breakdown of  expenses over the next 20 months:

Amount Usage

$10,000  Company website design and development
$400,000  Product design and development of mobile client for iPhone/iPad, Android and Blackberry
$130,000  Development of Product back-end database and application programming interface (api)
$25,000  Offsite labor management systems
$100,000  General and Administrative costs
$50,000  Product Testing and Quality Assurance
$440,000  Marketing and Public Relations
$45,000  Public company reporting obligations

$1,200,000

Making estimates requires management to exercise significant judgment and rely on their personal experience in the industry. The Company has a senior leadership team with extensive experience in this industry.

We will still need additional financing in order to continue operations. Additional financings are being sought, but we cannot guarantee that we will be able to obtain such financings. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the low trading price of our common stock and a downturn in the U.S. stock and debt markets is likely to make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail or cease our operations.

Operating Activities

During the period from January 19, 2011 (inception) to September 30, 2011, the Company used cash in the amount of $87,671 for operating activities. Cash used in operating activities included net loss of $106,290 offset by $1,032 depreciation expense, $16,753 stock-based compensation, $236 increase in prepaid expenses, $1,090 increase in deposits and $2,160 increase in accounts payable and accrued liabilities.

Investing Activities

There were no investing activities for the period from January 19, 2011 (inception) to September 30, 2011.

Financing Activities

From January 19, 2011 (inception) to September 30 2011, the Company received proceeds from issuance of common stock in the amount of $90,100.

We expect significant expenditures during the next 12 months, contingent upon raising capital.  These anticipated expenditures are for product development, marketing, inventory, equipment and overhead. We have sufficient funds to conduct our proposed operations for approximately three to six months, but not for 12 months or more.  There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

If we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to develop operations and become profitable. In order to obtain capital, we may need to sell additional shares of common stock or borrow funds from private lenders pursuant to instruments which are junior to our outstanding secured debt instruments. There can be no assurance that we will be successful in obtaining additional funding.

We will still need additional financing in order to continue operations. Additional financings are being sought, but we cannot guarantee that we will be able to obtain such financings.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the low trading price of our common stock and a downturn in the U.S. stock and debt markets is likely to make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail or cease our operations.

Critical Accounting Policies

Financial Reporting Release No. 60, published by the SEC, recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

We believe that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

The accounting policies identified as critical are as follows:

Development Stage Company

The Company is considered a development stage company as defined by ASC 915 “Development Stage Entities,” as we have no principal operations or revenue from any source.  Operations from inception at the development stage have been devoted primarily to strategic planning, raising capital and developing revenue-generating opportunities through the development of our websites.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements.  Actual results could differ from those estimates.

Transfers of Nonmonetary Assets by Stockholders

The Company records transfers of nonmonetary assets to the Company by stockholders in exchange for common stock at the stockholders’ historical cost basis determined under GAAP.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

Income Taxes

The Company accounts for its income taxes in accordance with FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Share-based Compensation

In December 2004, the Federal Accounting Standards Board “FASB” issued FASB ASC 718, “Share-Based Payment”, which requires all share-based payments to employees, including grants of Company stock options to Company employees, as well as other equity-based compensation arrangements, to be recognized in the financial statements based on the grant date fair value of the awards.  Compensation expense is generally recognized over the vesting period.  During period from January 19, 2011 (inception) through September 30, 2011, the Company recognized share-based compensation expense in the amount of $16,753.

Dividends

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.   We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Earnings (Loss) per Share

Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities.  Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stock during the applicable period.  Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period.  Common stock equivalent shares are excluded from the computation if their effect is antidilutive.  For the period from January 19, 2011 (inception) to September 30, 2011, the Company had no common stock equivalent shares which were considered antidilutive and excluded from the earnings (loss) per share calculations.

Recently Issued Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s financial statements.

DESCRIPTION OF BUSINESS

Overview

We were incorporated on January 19, 2011 under the laws of the State of Nevada.

We are a development stage company in the business of developing, promoting and managing a multitude of ecommerce websites for the Indian market. Our focus is to create simple, easy-to-use websites that will not deliver physical products, but rather electronic goods and services to the Indian consumer.  We will create rapid development teams that can push websites into the marketplace in a quick and efficient manner to capture first mover advantages in the burgeoning Indian ecommerce marketplace. One of our stated goals is to create websites that require minimal manpower to manage and maintain and are operationally profitable from day one.  We will also tailor websites to the various regions, languages, customs, and sensibilities throughout India, and create mobile applications for all our websites to enable quick growth. This will increase the usage of the websites and drive revenue for IEC.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction. Securities laws define a “blank check company” as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

India is the world’s second most populous country and is renowned for its high tech community, but still has yet to produce a dominant ecommerce company the likes of Amazon.com, Buy.com, or eBay. We feel that IEC will operate and thrive in an Indian online market that is still in its infancy.

Our websites will deliver electronic vouchers that can be redeemed for physical goods, or deliver electronic goods such as software or mobile games.  We will engage in group purchasing websites where groups will earn discounted pricing to higher priced merchandise.

Website Development

We will begin our deployment in multiple website categories that will be linked with our own portal. These website ideas can be developed at a low cost, are easily maintained, and can be replicated for microtargeting demographically. We will be able to commence the development of these websites within 60 days of receiving funding.

Group Purchasing Websites

The first of these are a group purchasing site designed for the Indian hospitality sector and another for the real estate market. The Indian hospitality sector has been growing 15% year over year for the past five years, and is expected to continue to experience double digit growth in each of the next five years. Factors for this growth include the growing Indian middle class population and increased tourism receipts. This website will capitalize on the impending growth with popular group purchasing. We have already contacted leading hotel groups in India who will provide us with inventory of rooms and vacation packages to sell in the group purchasing format. We will be developing an SMS (text message) delivery system to notify consumers. For real estate, we plan to launch a group purchasing site in which investors that do not even know each other can pool their interests in real estate projects around India and buy at a deep discount. For developers, these group buys can aide in the financing of their projects. For investors, they have a lower entry point and reduced downside risk in acquisition of properties. This will be the first in a series of group purchasing websites in many different verticals for the Indian market.

Through group purchasing vehicles, IEC will be launching a series of websites that seek to reach the millions of Indian consumers that will lower an individual’s costs by purchasing as a group. We call this “Power Buying.”

Our goal is to acquire a targeted customer base that shares similar interests. One such area is with travel. On our proposed travel website, visitors will be able to join with others to compete on travel packages both within India and foreign destinations. This website is intended to reach Indian travelers and compete with Indian travel websites such as MakeMyTrip.com and ClearTrip.com, websites that handle traditional flight and hotel booking.

In a similar fashion, IEC will develop group purchasing concepts for the real estate, and automotive industries. Currently, IEC is developing a "one page" wireframe that can be used for all types of group purchasing websites. These websites need further design and development.

Penny Auction Websites

The second series of websites under consideration are “penny auction” websites for electronics, mobile phones and the education marketplace. The mobile phone market in India has transcended utility and is rapidly becoming a status symbol for Indians of all age groups. Developing penny auctions for the latest “must have” mobile phones will generate a huge response. In penny auctions, items are bid up penny-by-penny until no one wants to bid anymore. Each bid costs $0.50 to $0.75 so an item bid to $100.00 could generate $5000. This is immensely profitable if the item cost IEC $200-300. The same can be said for the education market. Many texts and many supplies are ubiquitous throughout India. Our plan is to set up auctions that allow millions of students to bid on educational material. We eventually would want this to move forward to auctioning larger ticket items such as “one year tuition.”
Joining any of IEC’s penny auction websites will be free of cost, and visitors will be invited to join as members by completing an initial brief membership form. Over time, we will give visitors incentives to complete their profiles in greater detail. This detail will allow us to create an accurate demographic profile for potential advertisers.

Once registered, IEC’s penny auction will showcase products and services that appeal to Indian internet users. Over time, we will feature products and services that appeal to our internal demographic information.

Initially, IEC will purchase products that we will list for the auction. However, we are working towards obtaining these products and services from manufacturers and providers of the products and services as a new method for advertising. IEC plans to limit the amount of featured products and services to between 1 and 3 each day. These products will be featured with multimedia (video and audio).

Registered visitors will be able to participate in bidding for the featured items. The items will “sell” at the conclusion of all bidding or a preset time if the item is continually bid upon before the end of the day. Visitors bid by purchasing points with which to bid. IEC will handle online all financial transactions to sell points.

IEC will deliver a redeemable electronic voucher of the product/service won by the winning visitor. The visitor will need to verify ID and present the voucher for the product/service.
Currently, IEC is completing the wire framing of the website. Please see Appendix A for wireframe.  The timeline and budget for our first phase of website development and marketing planning starts on page 20 of this document.

Traditional Ecommerce Websites

IEC is rapidly building "copycat" websites in popular areas to round out our portfolio of ecommerce websites. While none of these are very innovative as compared to other websites under consideration, IEC wants to establish its portal to attract many customers that will stay on IEC portfolio websites while they surf the internet. See the following links of websites currently under development:

•	http://matrimonial.covetus.com/ (Matrimonial Site)

•	http://property.covetus.com/ (Real Estate Site)

•	http://jobportal.covetus.com (Job Portal)

•	http://covetus.com/ecommerce/index.php (Ecommerce Portal)

•	http://covetus.com/auctionproduct/ (Auction Site)

These websites are only the beginning of building a comprehensive portfolio of ecommerce websites for the Indian market. We have many more ideas planned and we are researching the feasibility of all of the ideas. Our goal is to launch websites every month after the initial six month buildup of the company.

We will not necessarily develop the websites in house. We are actively searching for acquisitions to jump start our presence in the market.

Websites for IEC will be developed in our India development office by seasoned website developers and engineers.  Our India development office has the personnel, equipment and connectivity to create the websites and mobile phone applications we need to reach our intended audience.

For each of these websites, IEC will earn revenues from commissions on the sale of electronic merchandise and also earn advertising revenues from consumer page views.

To date, we have begun strategically planning our network of web properties and have begun designing and wire framing our web properties.  We will follow this up with completing and testing the development of the websites and their mobile applications for the iPhone, Blackberry and Android phones.  We are identifying unique intellectual properties we have developed which will need trademark and copyright protection.  To date, we have not created any patentable material.

We are seeking to raise capital that will allow us to ramp up our team and to complete the work that has already begun.  The biggest obstacle in completing development and launching our online properties is access to capital.

We have incurred losses since our inception. For the period ended September 30, 2011, we generated no revenues and incurred a net loss of $106,290.   At September 30, 2011, we had working capital of $505 and an accumulated deficit of $106,290.   To continue our operations and fully carry out our business plan for the next 12 months, we need to raise additional capital. We currently do not have any contracts or commitments for additional funding. We can give no assurance that we will be able to raise such capital on terms acceptable to us, if at all. We have limited financial resources until such time that we are able to generate positive cash flow from operations.

We are a non-reporting company whose stock is not traded. We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus.  We are registering shares of our common stock for resale pursuant to this prospectus in order to allow the selling stockholders to sell their holdings in the public market and to begin developing a more liquid public market for our securities to be able to seek public financing and business development opportunities in the future, although we currently do not have any contracts or commitments for any public financing or business development opportunities. Our management would like a more liquid public market for our common stock to develop from shares sold by the selling stockholders.  No assurances can be given that our common stock will be approved for quotation on the on the Over-The-Counter Bulletin Board or that a more liquid public market will develop.

Research and Development

The core of IEC's business model is to develop and modify websites for the Indian population. Websites need continuous attention and refinement. IEC plans to diversify its service offerings and develop mobile applications for each of our website properties. Ongoing research and development will continue at IEC's offices in India and in the United States. IEC’s website architecture and offerings will need to create extreme competitive advantages that emphasize ease of use.

Intellectual Property

IEC has no patents or other protection for its intellectual property, and will rely on corporate secrecy for protection for the foreseeable future.

Competition

The ecommerce market is highly competitive. It includes increasing competition from established companies who are expanding their production and marketing of performance products, as well as from frequent new entrants to the market. We will initially rely on the unique features and applications of our product to gain entrance to the marketplace.

Employees

As of November 30, 2011, we had two employees, our President and Treasurer, Ashish Badjatia, and our Treasurer, Gohit Gangawal.  We rely on consultants and partners for various activities, including design, manufacturing and marketing.

DESCRIPTION OF PROPERTIES

We maintain our principal office at 5540 Fifth Avenue, #18, Pittsburgh, PA 15232. Our telephone number is (412) 450-0028. We also have the option to lease more than 900 square feet of office space in Indore, Madhya Pradesh (India) for the research and development of our websites pursuant to a lease that our President entered into on our behalf.  We believe that our existing facilities are suitable and adequate to meet our current business requirements.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names and certain information regarding our executive officers and directors:

Names:	Ages	Titles:	Board of Directors
Ashish Badjatia	41	President, CEO, CFO and Secretary	Director

Rohit Gangwal	32	Treasurer	Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our Board of Directors. Biographical resumes of each officer and director are set forth below.

Ashish Badjatia is the Company’s President and Secretary and is therefore responsible for the day to day management of the Company, administrative functions, corporate filings and strategic evolution of its business. Ashish Badjatia devotes his full time sometimes 60 hours per week to the business of IEC, with minimal external commitments taking up a couple of hours per week. His other business commitments are related to a United States social media company, which we do not believe to be competitive with the business of IEC. Mr. Badjatia is based in the United States.

Relevant Experience

December 2009 to Current	Director of Operations of MenuExplorer.com, Inc.
February 2011 to Current	Consultant to CIMA Software Corporation
February 2011 to Current	Consultant to ITW Sexton
February 2008 to December 2009	Co-founder of Limelight Group LLC
September 1999 to December 2008	Founder of Monsoon LLC
March 2005 to December 2006	Director of Mortgage Sales Services of Money Tree Financial Corp/Trinity Partners
September 2002 to December 2005	Business Development Executive of 3SG Corporation
June 1996 to September 1996	Investment Banking Associate at Morgan Stanley India
January 1992 to September 1993	Co-founder of The YYZ Concern, Inc.

Ashish Badjatia is responsible to manage IEC, keep tasks organized and getting them completed on time. Ashish also works with outside parties to develop strategic partnerships. Ashish brings over 18 years of a wide array of experiences ranging from social networking, international trade, global investment banking, outsourcing, proposal management, and entrepreneurship. Ashish holds a Bachelor of Business Administration from the Williamson School of Management at Youngstown State University, and a Master of International Affairs (International Business & Finance and South Asian Affairs) from the School of International and Public Affairs at Columbia University. Additionally, he has taken executive coursework for Venture Capital and Private Equity at the Indian School of Business. In the past, Ashish has served on the Board of the India Ohio Chamber of Commerce.

Rohit Gangwal is the Company’s Treasurer and Director.  Rohit Gangwal also devotes full time, 40 hours per week to the business of IEC, with minimal external commitments. His other business commitments after his full time commitments to IEC relate to creating software for American and Indian clients, as well as basic websites that do not have ecommerce transactional functions.  We do not believe that these minimal other business activities are competitive with the business of IEC.  Mr. Gangwal spends  a majority of his time in the United States, but also occasionally works out of our office in India.

Relevant Experience

Feb 2005 - Current:	Founder of Covetus LLC
July 2009 - Current:	Founder of http://www.greatdealsindia.com/
Feb 2008 - Current:	Co Founder of Vivid Granite LLC
May 2009 - April 2010:	IT Consultant to Great American Insurance
June 2005 - Sept 2008:	IT Consultant to Northwest Airlines
July 2004 - May 2005:	IT Consultant to Verizon Technologies
April 2004 - July 2004:	IT Consultant to Wolters Kluwer (Bankers System Inc)

Rohit Gangwal has over 10 years of experience in the IT industry in Software Development, Web Application Development, Content Management, and Project Management. He is the founder of software development and IT consulting companies Covetus LLC, USA and Covetus Technologies Pvt. Ltd. India. (www.covetus.com), a leading technical innovator in software and web application development based in Dallas, Texas and Indore (MP), India with additional offices in Charlotte, North Carolina and Ujjain (MP), India. Before starting Covetus in 2005 Rohit worked with various Companies in USA (John Deere, Verizon, Wolter Kluwer, Northwest Airlines, etc) and provided IT consulting services to various other US based Clients. Rohit holds Master in Computer Science and Management from Devi Ahilya University, Indore, India and Masters in Computer Science from LAMAR
University Beaumont, Texas.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors. The board of directors has determined that Mr. Badjatia has a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is not an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market.  As we do not have any board committees, the board as a whole carries out the functions of audit, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the last two completed fiscal years exceeded $100,000:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ashish Badjatia	2011	$0	--	--	--	--	--	--	$0
Rohit Gangwal	2011	$0	--	--	--	--	--	--	$0

Option/SAR Grants in Period ended September 30, 2011

None.

Stock Option Plans

None.

Employment Agreements

None

Director Compensation

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than listed below, during the period from January 19, 2011 (inception), there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common or preferred stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of November 30, 2011.

•	By each person who is known by us to beneficially own more than 5% of our common stock;
•	By each of our officers and directors; and
•	By all of our officers and directors as a group.

NAME AND ADDRESS OF OWNER (1)	TITLE OF CLASS	NUMBER OF SHARES OWNED (2)	PERCENTAGE OF CLASS PRIOR TO/AFTER OFFERING (3)
Ashish Badjatia	Common Stock	7,250,000	29.59%

Rohit Gangwal	Common Stock	7,180,000	29.31%

Shaboom Media	Common Stock	5,000,000	20.41%

All Directors and Officers as a group	Common Stock	19,430,000	79.31%

(1) Unless otherwise noted, the mailing address of each beneficial owner is 5540 Fifth Avenue #18, Pittsburgh, PA 15232.

(2) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 30, 2011 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3) Percentage based upon 24,500,000 shares of common stock issued and outstanding as of November 30, 2011.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 common shares, of which 24,500,000 are issued and outstanding as of November 30, 2011.

Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Preferred Stock

We are not authorized to issue shares of preferred stock.

Options

We have no outstanding options.

Warrants

None.

 Convertible Securities

None.

Transfer Agent

The transfer agent for our stock is Quicksilver Stock Transfer, 6623 Las Vegas Blvd South, Suite 255, Las Vegas, NV 89119.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws, as amended, provides to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director's or officer's fiduciary duty. The effect of these provisions of our Articles of Incorporation and Bylaws, as amended, is to eliminate our rights and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation and Bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each Selling Shareholder of the common stock and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales shall be at a fixed price of $0.02 per share until the common stock is quoted on the OTCBB or listed on a stock exchange.  Thereafter, the common stock may be sold at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices.  A Selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and, in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We will pay certain fees and expenses incurred by us incident to the registration of the shares.

The Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder, unless an exemption therefrom is available.

The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

SELLING STOCKHOLDERS

The following table sets forth the common stock ownership of the selling stockholders as of November 30, 2011. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

	Beneficial Ownership Prior to this Offering (1)			Beneficial Ownership After this Offering (2)
Selling Stockholder	Number of Shares	Percent of Class	Shares That May be Offered and Sold Hereby	Number of Shares	Percent of Class
Sridhar Ganesan	350,000	1.4%	350,000	1.4%	0	0%
Horizon View Real Estate, L.P. (1)	700,000	2.9%	700,000	2.9%	0	0%
Christos Manuel	500,000	2.0%	500,000	2.0%	0	0%
Minesh P Shah	225,000	*	225,000	*	0	0%
Pradeep Kumar	225,000	*	225,000	*	0	0%
Pisgah Trading Inc. (2)	500,000	2.0%	500,000	2.0%	0	0%

Shaboom Media, LLC (3)	5,000,000	20.4%	1,000,000	4.1%	4,000,000	16.3%
Fauscom Investment, Ltd. (4)	250,000	1.0%	250,000	1.0%	0	0%

Pisgah Trading, Inc. (5)	225,000	*	225,000	*	0	0%
Canadian Whistler Ventures Inc (6)	200,000	*	200,000		0	0%
Chuck Hazzard	200,000	*	200,000	*	0	0%
AAGC (7)	100,000	*	100,000	*	0	0%
Dawn Riddle, Ltd. (8)	100,000	*	100,000	*	0	0%
Donna D. Escoto	100,000	*	100,000	*	0	0%
Jodi Godfrey	100,000	*	100,000	*	0	0%
The Snowmass Trust Corporation (9)	625,000	2.6%	625,000	2.6%	0	0%
Delaini Riddle	50,000	*	50,000	*	0	0%
Tracy Escoto	50,000	*	50,000	*	0	0%
Noopur Gangwal (12)	10,000	*	10,000	*	0	0%
Shashank Jain (10)	10,000	*	10,000	*	0	0%
Sudha Gangwal (13)	10,000	*	10,000	*	0	0%
Sushil Gangwal (14)	5,000	*	5,000	*	0	0%
Sudhir Kumar Jain (11)	10,000	*	10,000	*	0	0%
Chirag Gangwal (15)	5,000	*	5,000	*	0	0%
Sunil Kumar Kasliwal (16)	5,000	*	5,000	*	0	0%
Prabha Kasliwal (17)	5,000	*	5,000	*	0	0%
Rupesh Chhabra (18)	5,000	*	5,000	*	0	0%
Dr. Ruchita Chhabra (19)	5,000	*	5,000	*	0	0%
Christina Mabanta-Hazzard	250,000	1.0%	250,000	1.0%	0	0%
Dileep Menon	250,000	1.0%	250,000	1.0%	0	0%
					0	0%
Totals	10,070,000	41.1%	6,070,000	24.8%	4,000,000	16.3%

1. Rafael, Marcelas, Carolina and Andrew Valez is the natural person who exercises voting and / or dispositive powers over the common stock included in this offering

2. Cesar Degracia is the natural person who exercises voting and / or dispositive powers over the common stock included in this offering.

3. Andrew Bachman is the natural person who exercises voting and / or dispositive powers over the common stock included in this offering.

4. Concepcion Mabanta is the natural person who exercises voting and / or dispositive powers over the common stock included in this offering.

5. Cesar Degracia is the natural person who exercises voting and / or dispositive powers over the common stock included in this offering.

6. A. Povis is the natural person who exercises voting and / or dispositive powers over the common stock included in this offering.

7. It is unknown to the company at this time is the natural person who exercises voting and / or dispositive powers over the common stock included in this offering.

8.  Dawn Riddle is the natural person who exercises voting and / or dispositive powers over the common stock included in this offering.

9.  Alan Shinderman is the natural person who exercises voting and / or dispositive powers over the common stock included in this offering.

10. Shashank Jain:  Brother in law of Rohit Gangwal (Wife's Brother)

11. Sudhir Jain:  Father in law of Rohit Gangwal

12. Noopur Gangwal: Wife of Rohit Gangwal

13. Sudha Gangwal - Mother of Rohit Gangwal

14. Sushil Gangwal - Uncle of Rohit Gangwal (Father's Brother)

15. Chirag Gangwal -Cousin of Rohit Gangwal (Son of Father's Brother)

16. Sunil Kasliwal - Maternal Uncle of Rohit Gangwal (Mother's Brother)

17. Prabha Kasliwal - Maternal Aunt of Rohit Gangwal (Wife of Mother's Brother)

18. Rupesh Chabbra – Brother-in-law of Rohit Gangwal (Sister's Husband)

19. Ruchita Chabbra. - Sister of Rohit Gangwal

* Less than 1%.

(1)	Percentage calculated on the basis of 24,500,000 shares of common stock outstanding on November 30, 2011.

(2)
Percentage calculated on the basis of 24,500,000 shares of common stock outstanding upon the completion of this offering and assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligations known to us to sell any shares of common stock at this time.

INTERESTS OF NAMED EXPERTS AND COUNSEL

L.L. Bradford & Company LLC, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as of March 31, 2011 for the period then ended from inception at January 19, 2011 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing. Frederick C. Bauman, Esq., Las Vegas, NV will issue an opinion with respect to the validity of the shares of common stock being offered hereby.  Neither L.L. Bradford & Company LLC or Frederick C. Bauman, Esq., have been employed by us on a contingent basis with respect to the sale or registration under this prospectus of the securities to be sold by the Selling Stockholders, and neither owns a substantial interest in us.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act.  We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus.  For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

Index to Financial Statements
India Ecommerce Corporation
(A Development Stage Company)

1. Audited financial statements for the period from January 19, 2011 (inception) to March 31, 2011:

2. Unaudited financial statements for the period from January 19, 2011 (inception) to September 30, 2011:

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of India Ecommerce Corporation

We have audited the accompanying balance sheets of India Ecommerce Corporation (the ”Company”) as of March 31, 2011, and the related statements of income, stockholders’ equity and cash flows for the period January 19, 2011 (inception) through March 31, 2011. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of India Ecommerce Corporation as of March 31, 2011, and the results of its operations and its cash flows for the period January 19, 2011 (inception) through March 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming India Ecommerce Corporation will continue as a going concern.  As more fully discussed in Note 3 to the financial statements, the Company has incurred a net loss since inception and will need to secure new financing or additional working capital in order to pay its obligations.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan as to these matters is also described in Note 3.  These financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ LL Bradford & Company, LLC

L.L. Bradford & Company, LLC
Las Vegas, Nevada
May 18, 2011

India Ecommerce Corporation
(A Development Stage Company)
Balance Sheet

March 31, 2011
ASSETS

Current assets
Cash	$10,086
Deferred offering costs	80,000
Prepaid expenses	945
Total current assets	91,031

Deposits	1,090
Property and equipment, net	6,835
Website development, net	3,104

Total assets	$102,060

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$450
Total current liabilities	450

Commitments and contingencies	-

Stockholders' equity
Common stock; $0.001 par value; 75,000,000
shares authorized, 24,500,000 shares
issued and outstanding as of March 31, 2011	24,500
Additional paid-in capital	92,636
Accumulated deficit during the development stage	(15,526)
Total stockholders' equity	101,610

Total liabilities and stockholders' equity	$102,060

India Ecommerce Corporation
(A Development Stage Company)
Statement of Operations

For the Period From
January 19, 2011 (Inception) to
March 31, 2011

Expenses
General and administrative	$15,182
Depreciation	344
Total expenses	15,526

Net loss	$(15,526)

Net loss per common share – basic
and fully diluted	$(0.04)

Weighted average common
shares outstanding – basic
and diluted	345,070

India Ecommerce Corporation
(A Development Stage Company)
Statement of Stockholders' Equity

					Total
	Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Deficit	Equity
Balance, January 19, 2011 (Inception)	-	$-	$-	$-	$-

Issuance of stock for services
at $0.001 per share	6,750,000	6,750	-	-	6,750

Issuance of stock for reimbursement of
expenditures paid by stockholders prior
to incorporation at $0.001539 per share
categorized as follows:
Cash	64,996	65	35	-	100
Prepaid expenses and deposits	1,553,394	1,553	837	-	2,390
Property and equipment	4,666,033	4,666	2,513	-	7,179
Technology development	2,017,463	2,017	1,087	-	3,104
General and administrative expenses	4,948,114	4,949	2,664	-	7,613

Issuance of stock for cash pursuant to a
private placement at $0.02 per share	4,500,000	4,500	85,500	-	90,000

Net loss	-	-	-	(15,526)	(15,526)

Balance, March 31, 2011	24,500,000	$24,500	$92,636	$(15,526)	$101,610

India Ecommerce Corporation
(A Development Stage Company)
Statement of Cash Flows

For the Period From
January 19, 2011 (Inception) to
March 31, 2011

Cash flows from operating activities:
Net loss	$(15,526)
Adjustments to reconcile net loss to net
cash used by operating activities:
Depreciation	344
Stock-based compensation	16,753
Changes in operating assets and liabilities:
Deferred offering costs	(80,000)
Prepaid expenses	(945)
Deposits	(1,090)
Accounts payable and accrued liabilities	450
Net cash used by operating activities	(80,014)

Cash flows from financing activities:
Proceeds from issuance of common stock	90,100
Net cash provided by financing activities	90,100

Net change in cash	10,086

Cash, beginning of period	-

Cash, end of period	$10,086

Supplemental disclosure of cash flow information:
Interest paid	$-
Taxes paid	$-

Supplemental disclosure of noncash investing
and financing activities:
Issuance of common stock to acquire
property and equipment	$7,179
Issuance of common stock to acquire
technology development	$3,104

India Ecommerce Corporation
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2011

1.           DESCRIPTION OF BUSINESS

India Ecommerce Corporation (the “Company”) was incorporated under the laws of the state of Nevada on January 19, 2011.

The Company plans to build, promote and manage a multitude of ecommerce websites for the Indian market.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for financial reporting.

Year-End - The Company has selected December 31 as its year end.

Development Stage Company - The Company is considered a development stage company as defined by ASC 915 “Development Stage Entities,” as we have no principal operations or revenue from any source.  Operations from inception at the development stage have been devoted primarily to strategic planning, raising capital and developing revenue-generating opportunities through the development of our websites.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Transfers of Nonmonetary Assets by Stockholders - The Company records transfers of nonmonetary assets to the Company by stockholders in exchange for common stock at the stockholders’ historical cost basis determined under GAAP.

Cash and Cash Equivalents - Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

Concentration of Credit Risk for Cash Held at Banks - The Company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.  As of March 31, 2011 no amounts were in excess of the federally insured program.

Deposits - Deposits include a security deposit for office space located in Indore, Madhya Pradesh, India.  All deposits are carried at the lower of fair value or cost.

India Ecommerce Corporation
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2011

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

Property and Equipment - Leasehold improvements, property and equipment are stated at cost less accumulated depreciation.  Expenditures for property acquisitions, development, construction, improvements and major renewals are capitalized.  The cost of repairs and maintenance is expensed as incurred.  Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 10 years.  Leasehold improvements are amortized over the shorter of the lease term, which generally includes reasonably assured option periods, or the estimated useful lives of the assets.  Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected as a gain or loss from operations.

The estimated useful lives are:

Leasehold improvements	5-10 years
Furniture and fixtures	7 years
Equipment	3-5 years

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment.  The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Impairment of Long-lived Assets - Long-lived assets are evaluated when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets.  When any such impairment exists, the related assets will be written down to fair value.

Goodwill and Intangible Assets - The Company has adopted FASB ASC 350, “Goodwill and Other Intangible Assets”.  According to this statement, goodwill and intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test.  Fair value for intangible assets is based on discounted cash flows.  Under ASC 350, the carrying value of such assets is calculated at the lowest level for which there are identifiable cash flows.

ASC 350 requires the Company to compare the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential impairment.  If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the fair value of the intangible asset within the reporting unit is less than its carrying value.

Revenue Recognition Policy - The Company will recognize revenue once all of the following criteria for revenue recognition have been met: pervasive evidence that an agreement exists; the services have been rendered; the fee is fixed and determinable and not subject to refund or adjustment; and collection of the amount due is reasonably assured.  The Company did not realize any revenues from January 19, 2011 (inception) through March 31, 2011.

Income Taxes - The Company accounts for its income taxes in accordance with FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

India Ecommerce Corporation
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2011

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued),

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Fair Value of Financial Instruments - FASB ASC 825, “Disclosure About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments.  As of March 31, 2011 the carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature of such financial instruments.

Share-based Compensation - In December 2004, the Federal Accounting Standards Board “FASB” issued FASB ASC 718, “Share-Based Payment”, which requires all share-based payments to employees, including grants of Company stock options to Company employees, as well as other equity-based compensation arrangements, to be recognized in the financial statements based on the grant date fair value of the awards.  Compensation expense is generally recognized over the vesting period.  During period from January 19, 2011 (inception) through March 31, 2011, the Company recognized share-based compensation expense in the amount of $6,750.

Dividends - The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.   We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Earnings (Loss) per Share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities.  Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stock during the applicable period.  Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period.  Common stock equivalent shares are excluded from the computation if their effect is antidilutive.  For the period from January 19, 2011 (inception) to March 31, 2011, the Company had no common stock equivalent shares which were considered antidilutive and excluded from the earnings (loss) per share calculations.

Concentration of Risk - The Company’s operations and future are dependent in a large part on its ability to develop its business model in a competitive market.  The Company’s inability to meet its business plan and target customer demand may have a material adverse effect on its financial condition, results of operations and cash flows.

New Accounting Pronouncements – In April 2010, the FASB issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

India Ecommerce Corporation
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2011

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (continued)

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires entities to disclose separately the amount and reasons behind significant transfers in and out of Levels 1 and 2, disclose the fair value measurements for each class of assets and liabilities and disclose the inputs and valuation techniques used to measure both recurring and nonrecurring activities under Levels 2 and 3.  The new disclosure requirements are effective for interim and annual reporting periods beginning after December 15, 2009.  The ASU also requires that reconciliations for fair value measurements using significant unobservable inputs (Level 3) should separately present significant information on a gross basis. This Level 3 disclosure requirement is effective for fiscal years beginning after December 14, 2010.  The adoption of the provisions of ASU 2010-06 did not have a material impact on the Company’s financial statements.

3.           GOING CONCERN

During the period from January 19, 2011 (inception) to March 31, 2011, the Company had incurred a net loss of $15,526 and used net cash in the amount of $80,014 for operating activities.  The Company is in the development stage of operations, has not generated any revenues since inception and anticipates that it will continue to generate losses in the near future.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock and ultimately to attain profitability.

Management’s plan, in this regard, is to raise financing of approximately $1,000,000 through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing development for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing.

4.           DEFERRED OFFERING COSTS

Deferred offering costs consisting of legal, accounting and filing fees relating to an offering have been capitalized. The deferred offering costs will be offset against offering proceeds in the event the offering is successful. In the event the offering is unsuccessful or is abandoned, the deferred offering costs will be expensed.  As of March 31, 2011 the Company had $80,000 in deferred offering costs.

5.           PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of March 31, 2011:

March 31, 2011
Computer equipment	$7,179
Less: accumulated depreciation	(344)
Leasehold improvements, property and equipment, net	$6,835

Depreciation expense for the period from January 19, 2011 (inception) to March 31, 2011 totaled $344.

India Ecommerce Corporation
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2011

6.           WEBSITE DEVELOPMENT

The Company capitalizes the costs associated with the development of the Company’s website pursuant to Statement of Position 98-1 and Emerging Issues Task Force 00-20.  Other costs related to the maintenance of the website are expensed as incurred.  Amortization will be provided over the estimated useful life of 3 years using the straight-line method for financial statement purposes.   The Company will commence amortization once the website is completed and is fully operational.  As of March 31, 2011, the Company capitalized $3,104 in technology development.  During this period, the website was under construction and the Company has not commenced amortization.

7.           INCOME TAX

At March 31, 2011, the Company had a federal operating loss carry forward of $8,776, which begins to expire in 2030.  Significant components of the Company’s deferred tax liabilities and assets as of March 31, 2011 are as follows:

March 31, 2011
Deferred tax asset:
Net operating loss	$15,526
Stock issued for services	6,750
8,776
Income tax rate	35%
3,072
Less valuation allowance	(3,072)
Deferred tax asset	$-0-

Through March 31, 2011, a valuation allowance has been recorded to offset the deferred tax assets, including those related to the net operating losses.

8.           STOCKHOLDERS’ EQUITY

In March 2011, the Company issued 6,750,000 shares of its $0.001 par value common stock to various consultants for services at $0.001 per share.  The value of those shares totaled $6,750.

In March 2011, the Company issued 13,250,000 shares of its $0.001 par value common stock to stockholders for reimbursement of expenditures paid prior to incorporation at $0.001539 per share.  The value of those shares totaled $20,386.

In March 2011, the Company sold 4,500,000 shares of its $0.001 par value common stock to various accredited investors in a private placement at $0.02 per share. The gross proceeds from the sale were $90,000.

The Company is using the proceeds from the sale of its common stock to cover the expenses of the initial public offering and for general working capital purposes.

9.           AGREEMENTS

On January 3, 2011, the Company entered into a representation agreement with a management company to become a publicly traded company on the OTCBB exchange.  As of March 31, 2011, the Company paid the $80,000 total service agreement in full and recorded the prepaid fees to deferred offering costs.

India Ecommerce Corporation
(A Development Stage Company)
Notes to the Financial Statements
March 31, 2011

10.           COMMITMENTS AND CONTINGENCIES

In the normal course of business, companies are subject to proceedings, lawsuits and other claims.  Such matters can be subject to many uncertainties, and outcomes are not predictable with assurance.  The Company is not aware of the existence of any such matters at March 31, 2011, and has not accrued for any such contingencies, accordingly.

11.           SUBSEQUENT EVENTS

The Company has evaluated subsequent events between the balance sheet date of March 31, 2011 and May 18, 2011, the date the financial statements were issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure have been made.

India Ecommerce Corporation
(A Development Stage Company)
Balance Sheet

Unaudited
September 30, 2011
ASSETS

Current assets
Cash	$2,429
Prepaid expenses	236
Total current assets	2,665

Deposits	1,090
Property and equipment, net	6,147
Website development, net	3,104

Total assets	$13,006

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$2,160
Total current liabilities	2,160

Commitments and contingencies

Stockholders' equity
Common stock $0.001 par value;
75,000,000 shares authorized,
24,500,000 shares issued and outstanding	24,500
Additional paid-in capital	92,636
Accumulated deficit during the development stage	(106,290)
Total stockholders' equity	10,846

Total liabilities and stockholders' equity	$13,006

The accompanying notes are an integral part of these financial statements.

India Ecommerce Corporation
(A Development Stage Company)
Statement of Operations

	Unaudited	Unaudited
	For the Three	For the Period From
	Months Ended	January 19, 2011 (Inception) to
	September 30, 2011	September 30, 2011

Expenses
General and administrative	$44,017	$105,258
Depreciation	344	1,032
Total expenses	44,361	106,290

Net loss	$(44,361)	$(106,290)

Net loss per common share -
basic and diluted	$(0.00)	$(0.01)

Weighted average common
shares outstanding -
basic and diluted	24,500,000	17,748,031

The accompanying notes are an integral part of these financial statements.

India Ecommerce Corporation
(A Development Stage Company)
Statement of Stockholders' Equity

					Total
	Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Deficit	Equity
Balance, January 19, 2011 (Inception)	-	$-	$-	$-	$-

Issuance of stock for services
at $0.001 per share	6,750,000	6,750	-	-	6,750

Issuance of stock for reimbursement of
expenditures paid by stockholders prior
to incorporation at $0.001539 per share
categorized as follows:
Cash	64,996	65	35	-	100
Prepaid expenses and deposits	1,553,394	1,553	837	-	2,390
Property and equipment	4,666,033	4,666	2,513	-	7,179
Website development	2,017,463	2,017	1,087	-	3,104
General and administrative expenses	4,948,114	4,949	2,664	-	7,613

Issuance of stock for cash pursuant to a
private placement at $0.02 per share	4,500,000	4,500	85,500	-	90,000

Net loss	-	-	-	(106,290)	(106,290)

Balance, September 30, 2011 (Unaudited)	24,500,000	$24,500	$92,636	$(106,290)	$10,846

The accompanying notes are an integral part of these financial statements.

India Ecommerce Corporation
(A Development Stage Company)
Statement of Cash Flows

Unaudited
For the Period From
January 19, 2011 (Inception) to
September 30, 2011

Cash flows from operating activities:
Net loss	$(106,290)
Adjustments to reconcile net loss to net
cash used by operating activities:
Depreciation	1,032
Stock-based compensation	16,753
Changes in operating assets and liabilities:
Prepaid expenses	(236)
Deposits	(1,090)
Accounts payable and accrued liabilities	2,160
Net cash used by operating activities	(87,671)

Cash flows from financing activities:
Proceeds from issuance of common stock	90,100
Net cash provided by financing activities	90,100

Net change in cash	2,429

Cash, beginning of period	-

Cash, end of period	$2,429

Supplemental disclosure of cash flow information:
Interest paid	$-
Taxes paid	$-

Supplemental disclosure of noncash investing
and financing activities:
Issuance of common stock to acquire
property and equipment	$7,179
Issuance of common stock for
website development	$3,104

The accompanying notes are an integral part of these financial statements.

India Ecommerce Corporation
(A Development Stage Company)
Notes to the Unaudited Financial Statements
September 30, 2011

1.           DESCRIPTION OF BUSINESS

India Ecommerce Corporation (the “Company”) was incorporated under the laws of the state of Nevada on January 19, 2011.

The Company plans to build, promote and manage a multitude of ecommerce websites for the Indian market.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial reporting. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included.  Operating results for the period from January 19, 2011 (inception) to September 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

Year-End - The Company has selected December 31 as its year end.

Development Stage Company - The Company's unaudited interim financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include implementation of the business plan, and obtaining additional debt and/or equity related financing.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Transfers of Nonmonetary Assets by Stockholders - The Company records transfers of nonmonetary assets to the Company by stockholders in exchange for common stock at the stockholders’ historical cost basis determined under GAAP.

Cash and Cash Equivalents - Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

Concentration of Credit Risk for Cash Held at Banks - The Company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.  As of September 30, 2011 no amounts were in excess of the federally insured program.

India Ecommerce Corporation
(A Development Stage Company)
Notes to the Unaudited Financial Statements
September 30, 2011

Prepaid Expenses - Prepaid expenses include costs incurred for licensed software.  All prepaid expenses are amortized over the useful life using the straight-line method.

Deposits - Deposits include a security deposit for office space located in Indore, Madhya Pradesh, India.  All deposits are carried at the lower of fair value or cost.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation.  Expenditures for property acquisitions, development, construction, improvements and major renewals are capitalized.  The cost of repairs and maintenance is expensed as incurred.  Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets.   Upon sale or other disposition of a depreciable asset, the cost and accumulated depreciation are removed from property and equipment and any gain or loss is reflected as a gain or loss from operations.

The estimated useful lives are:

Leasehold improvements	5-10 years
Furniture and fixtures	7 years
Computers and office equipment	3-5 years

Property and equipment consist of the following as of September 30, 2011:

September 30, 2011

Computer and office equipment	$7,179
Accumulated depreciation	(1,032)
Property and equipment, net	$6,147

Website Development - The Company capitalizes the costs associated with the development of its website.  Other costs related to the maintenance of the website are expensed as incurred.  Amortization will be provided over the estimated useful life of 3 years using the straight-line method for financial statement purposes.   The Company will commence amortization once the website is completed and is fully operational.  As of September 30, 2011, the website was under construction and the Company had not commenced amortization.

As of September 30, 2011, the Company‘s website development costs are as follows:

September 30, 2011

Website development costs	$3,104
Accumulated amortization	-
Website development, net	$3,104

India Ecommerce Corporation
(A Development Stage Company)
Notes to the Unaudited Financial Statements
September 30, 2011

Impairment of Long-lived Assets - The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of property and equipment or whether the remaining balance of property and equipment should be evaluated for possible impairment.

Revenue Recognition Policy - The Company will recognize revenue once all of the following criteria for revenue recognition have been met: pervasive evidence that an agreement exists; the services have been rendered; the fee is fixed and determinable and not subject to refund or adjustment; and collection of the amount due is reasonably assured.  The Company did not realize any revenues from January 19, 2011 (inception) through September 30, 2011.

Fair Value of Financial Instruments - FASB ASC 825, “Disclosure About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments.  As of September 30, 2011 the carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature of such financial instruments.

Share-based Compensation - The Company recognizes share-based compensation, including stock option grants, warrants, restricted stock grants and stock appreciation rights, at their fair value on the grant date. Share based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.  Compensation expense is generally recognized on a straight-line basis over the vesting period.

Dividends - The payment of dividends by the Company in the future will be at the discretion of the Board of Directors and will depend on our earnings, capital requirements and financial condition, as well as other relevant factors.   We do not intend to pay any cash dividends in the foreseeable future but intend to retain all earnings, if any, for use in our business.

Earnings (Loss) per Share - Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss), adjusted for changes in income or loss that resulted from the assumed conversion of convertible shares, by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period.

The computation of basic and diluted loss per share for the periods presented is equivalent since the Company had continuing losses. The Company had no common stock equivalents as of September 30, 2011.

India Ecommerce Corporation
(A Development Stage Company)
Notes to the Unaudited Financial Statements
September 30, 2011

Risks and Uncertainties - The Company’s operations and future are dependent in a large part on its ability to develop its business model in a competitive market.  The Company intends to operate in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks and the potential risk of business failure. The Company’s inability to meet its business plan and target customer demand may have a material adverse effect on its financial condition, results of operations and cash flows.

New Accounting Pronouncements - There are no recent accounting pronouncements that are expected to have an effect on the Company’s interim unaudited financial statements.

3.           GOING CONCERN

During the period from January 19, 2011 (inception) to September 30, 2011, the Company had incurred a net loss of $106,290 and used net cash in the amount of $87,671 for operating activities.  The Company is in the development stage of operations, has not generated any revenues since inception and anticipates that it will continue to generate losses in the near future.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock and ultimately to attain profitability.

Management’s plan, in this regard, is to raise financing of approximately $1,000,000 through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing development for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing.

6.           STOCKHOLDERS’ EQUITY

In March 2011, the Company issued 6,750,000 shares of its $0.001 par value common stock to various consultants for services at $0.001 per share.  The value of those shares totaled $6,750.

In March 2011, the Company issued 13,250,000 shares of its $0.001 par value common stock to stockholders for reimbursement of expenditures paid prior to incorporation at $0.001539 per share.  The value of those shares totaled $20,386.

In March 2011, the Company sold 4,500,000 shares of its $0.001 par value common stock to various accredited investors pursuant to a private placement at $0.02 per share. The gross proceeds from the issuance were $90,000.
The Company is using the proceeds from the sale of its common stock to cover the expenses of the initial public offering and for general working capital purposes.

India Ecommerce Corporation
(A Development Stage Company)
Notes to the Unaudited Financial Statements
September 30, 2011

7.           AGREEMENTS

On January 3, 2011, the Company entered into a consulting agreement with a management company to become a publicly traded company on the OTCBB exchange.  As of September 30, 2011, the Company paid the $80,000 total service agreement in full.

8.           SUBSEQUENT EVENTS

The Company has evaluated subsequent events between the balance sheet date of December 6, 2011 and the date the financial statements were issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure have been made.

6,070,000 Shares

Common Stock

PROSPECTUS

December 14, 2011

Dealer Prospectus Delivery Obligation

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$53.73
Accounting fees and expenses	10,000	*
Legal fees and expenses	22,000	*
Miscellaneous	15,000	*
TOTAL	$47,053.73	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation and Bylaws provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director's or officer's fiduciary duty. The effect of these provisions of our Articles of Incorporation and Bylaws is to eliminate our rights and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation and Bylaws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

In March 2011, the registrant sold the following securities that were not registered under the Securities Act of 1933, as amended.

In March 2011, the Company issued 6,750,000 shares of its $0.001 par value common stock to various consultants for services at $0.001 per share.  The value of those shares totaled $6,750.

In March 2011, the Company issued 13,250,000 shares of its $0.001 par value common stock to stockholders for reimbursement of expenditures paid prior to incorporation at $0.001539 per share.  The value of those shares totaled $20,386.

In March 2011, the Company sold 4,500,000 shares of its $0.001 par value common stock to various accredited investors in a private placement at $0.02 per share. The gross proceeds from the sale were $90,000.

* All of the above offerings and sales were deemed to be exempt under either rule 506 of Regulation D and Section 4(2) or Rule 902 of Regulation S of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, friends or business associates of executive officers of IEC, and transfer was restricted by IEC in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. The individuals and entities to whom we issued securities as indicated in this section are unaffiliated with us.

ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean INDIA ECOMMERCE CORPORATION, a Nevada corporation.

Exhibit No.	Description

3.1	Articles of Incorporation

3.2	Bylaws

3.3	Corporate Charter

5.1	Opinion of Frederick C. Bauman

10.1	Lease dated August 19, 2010 between Covetus Technologies Pvt. Ltd. And Ashish Badjatia for premises located in Indore, India.

10.2	Lease termination dated March 31, 2011 between Covetus Technologies Pvt. Ltd. and Ashish Badjatia for premises located in Indore, India.

10.3	Lease option dated April 1, 2011 between Covetus Technologies Pvt. Ltd. and India Ecommerce for premises located in Indore, India.

10.4	Agreement dated January 3, 2011 between Aspen Asset Management and the Company, including Schedule A and B thereto.

23.1	Consent of L.L. Bradford & Company *

23.2	Consent of Frederick C. Bauman as in Exhibit 5.1

*Filed herewith.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada, on December 14, 2011.

INDIA ECOMMERCE CORPORATION

Date: December 14, 2011	By
/s/ Ashish Badjatia
Ashish Badjatia
Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), and Director

By
/s/ Rohit Gangwal
Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of INDIA ECOMMERCE CORPORATION, a Nevada corporation, do hereby constitute and appoint Ashish Badjatia or his true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Ashish Badjatia	President, CEO, CFO, Principal Accounting Officer and Director	December 14, 2011

/s/ Rohit Gangwal	Director	December 14, 2011